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                  GENENCOR INTERNATIONAL, INC. AND SUBSIDIARIES

                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49834, No. 333-61450 and 333-58028) of Genencor
International, Inc. of our report dated January 28, 2002, except as to Note 18 - Subsequent Events, which is as of February 5, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP
San Jose, California
March 28, 2002






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